UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): December 11, 2006

Granite Broadcasting Corporation

(Exact name of registrant as specified in its charter)

Commission File No. 0-19728

Delaware	13-3458782
(State or other Jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

767 Third Avenue, 34th Floor
New York, New York 10017
(212) 826-2530

(Address, including Zip Code, and Telephone Number,
including Area Code of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement (as such term is defined below) is incorporated by reference into this Item 1.01.

Item 1.03                                             Bankruptcy or Receivership.

On December 11, 2006, Granite Broadcasting Corporation (the “Company”) and certain of its subsidiaries being WXON, Inc., WXON License, Inc., KBWB, Inc., KBWB License, Inc. and WEEK-TV License, Inc. (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (the “Chapter 11 Cases”).  It is anticipated that the Chapter 11 Cases will be jointly administered under the caption “In re: Granite Broadcasting Corporation, et al., Case No. 06-12984.”  Pending confirmation by the Bankruptcy Court and effectiveness of a plan of reorganization for the Debtors, the Debtors will continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code.  A copy of the Company’s press release, dated December 11, 2006, announcing the bankruptcy filing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 11, 2006 the Company entered into an agreement (the “Support Agreement”) with holders of the Company’s 9 3/4% Senior Secured Notes Due 2010 (the “Notes”) and secured claims arising under the Existing Credit Agreement (as defined below in Item 8.01 of this of this Current Report on Form 8-K) (the “Credit Agreement Claims” and together with the Notes, the “Secured Claims”), representing, in the aggregate more than two-thirds of the principal amount of the Notes and 100% of the principal amount of the Credit Agreement Claims, pursuant to which such holders agreed, subject to the terms and conditions contained in the Support Agreement, to vote in favor of and support the Company’s proposed financial restructuring (the “Restructuring”).  The Company intends to complete the proposed Restructuring pursuant to a plan of reorganization filed on December 11, 2006 in the Chapter 11 Cases (the “Plan”).  Completion of the proposed Restructuring is subject to a number of conditions, including completion of certain definitive documentation, receipt of formal approval of the Plan from the holders of more than two-thirds in claim amount and 50% in number of the Secured Claims that vote on the plan, and approval of the Bankruptcy Court.  The foregoing descriptions of the Support Agreement and the proposed Restructuring are qualified in their entirety by reference to copies of the Support Agreement and the Plan attached hereto as Exhibits 10.1 and 99.2, respectively, and incorporated herein by reference.

In addition, the Debtors entered into a Debtor-in-Possession Financing Agreement, dated as of December 11, 2006 (the “DIP Credit Agreement”), among the Debtors, as joint and several borrowers, Silver Point Finance, LLC, as administrative agent, and the lenders from time to time party thereto.  The DIP Credit Agreement provides for a $25,000,000 revolving credit facility, of which $5,000,000 will be available for borrowings until a final order of the Bankruptcy Court is entered with respect to the Debtors.  Availability under the DIP Credit Agreement is also subject to a reserve of $10,000,000.  The obligations under the DIP Credit Agreement are secured by a first priority lien on substantially all of the assets of the Debtors.  Interest rates on outstanding loans under the DIP Credit Agreement are charged at per annum rates equal to LIBOR plus 2.75%.  Payment under the DIP Credit Agreement may be accelerated following certain events of default including, but not limited to, events related to the Chapter 11 Cases.  The foregoing description of the DIP Credit Agreement is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated by reference into this Item 2.03.

Item 2.04                                             Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 of this Current Report on Form 8-K constitutes an event of default under the Indenture, dated as of December 22, 2003 (as supplemented, the “Indenture”), among the Company, the subsidiaries of the Company party thereto, as guarantors, and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 9, 2005, among the Company, the subsidiaries of the Company party thereto, as guarantors, and the Trustee, the Second Supplemental Indenture, dated as of July 5, 2006, among the Company, the subsidiaries of the Company party thereto, as guarantors, and the Trustee, and the Third Supplemental Indenture, dated as of August 1, 2006, among the Company, the subsidiaries of the Company party thereto, as guarantors, and the Trustee.  This event of default under the Indenture causes all unpaid principal of, and premium, if any, and accrued and unpaid interest (and additional interest, if any) on all of the outstanding Notes to become immediately due and payable.  The Debtors believe that any remedies that may exist related to this event of default under the Indenture are stayed under the Bankruptcy Code.

Item 8.01                                             Other Events.

On December 1, 2006, $70,000,000 principal amount of indebtedness under the Credit and Guaranty Agreement, dated as of July 5, 2006, among the Company, the subsidiaries of the Company party thereto, as guarantors, the lenders party thereto from time to time, and Silver Point Finance LLC, as administrative agent, as amended by Amendment No. 1 under the Credit and Guaranty Agreement, dated as of August 15, 2006, and Amendment No. 2 and Limited Waiver, dated as of August 31, 2006 (the “Existing Credit Agreement”) matured and became due and payable.  The Company did not have sufficient funds to repay the principal amount due under the Existing Credit Agreement and an “Event of Default,” as defined in the Existing Credit Agreement occurred on that date.  In addition, the Company did not make the approximately $19.7 million interest payment due on December 1, 2006 with respect to its Notes.  The payment default on the Existing Credit Agreement also constitutes an “Event of Default,” as defined in the Indenture governing the Notes.

Item 9.01                                             Financial Statements and Exhibits.

(d)           Exhibits

10.1                           Restructuring Support Agreement, dated as of December 11, 2006, among Granite Broadcasting Corporation, the subsidiaries of Granite Broadcasting Corporation, Silver Point Finance, LLC, and the other secured claimholders signatory thereto

10.2                           Debtor-in-Possession Financing Agreement, dated as of December 11, 2006, among Granite Broadcasting Corporation ,WXON, Inc., WXON License, Inc., KBWB, Inc., KBWB License, Inc. and WEEK-TV License, Inc., as joint and several borrowers, Silver Point Finance, LLC, as administrative agent, and the lenders from time to time party thereto

99.1                           Granite Broadcasting Corporation Press Release dated December 11, 2006

99.2                           Joint Plan of Reorganization of Granite Broadcasting Corporation and certain of its direct and indirect subsidiaries under Chapter 11 of the Bankruptcy Code, dated December 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE BROADCASTING CORPORATION

Dated: December 13, 2006	By:	/s/ Lawrence I. Wills
Name: Lawrence I. Wills
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Restructuring Support Agreement, dated as of December 11, 2006, among Granite Broadcasting Corporation, the subsidiaries of Granite Broadcasting Corporation, Silver Point Finance, LLC, and the other secured claimholders signatory thereto

10.2

Debtor-in-Possession Financing Agreement, dated as of December 11, 2006, among Granite Broadcasting Corporation ,WXON, Inc., WXON License, Inc., KBWB, Inc., KBWB License, Inc. and WEEK-TV License, Inc., as joint and several borrowers, Silver Point Finance, LLC, as administrative agent, and the lenders from time to time party thereto

99.1	Granite Broadcasting Corporation Press Release dated December 11, 2006
99.2	Joint Plan of Reorganization of Granite Broadcasting Corporation and certain of its direct and indirect subsidiaries under Chapter 11 of the Bankruptcy Code, dated December 11, 2006